As filed with the Securities and Exchange Commission on October 31, 2002

                                                  Registration No. 333 - _______

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          _____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          _____________________________

                           MONMOUTH COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)


            New Jersey                                         22-3757709
            ----------                                         ----------
   (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)


                                627 Second Avenue
                          Long Branch, New Jersey 07740
   (Address, including zip code, of registrant's Principal Executive Offices)

                          _____________________________

                  MONMOUTH COMMUNITY BANCORP STOCK OPTION PLAN
                            (Full title of the plan)

                          _____________________________

                                JAMES S. VACCARO
                      Chairman and Chief Executive Officer
                           Monmouth Community Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
 (Name, address and telephone number, including area code, of agent for service)
                          _____________________________

                                   Copies to:
                              PAUL T. COLELLA, ESQ.
                           Giordano, Halleran & Ciesla
                           A Professional Corporation
                                  P.O. Box 190
                               125 Half Mile Road
                          Middletown, New Jersey 07748
                                 (732) 741-3900


                         CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum      Proposed maximum
Title of securities to be              Amount to be      offering price per    aggregate offering       Amount of
registered                            registered (1)         share (2)              price (2)        registration fee
Common Stock,
$0.01 par value, of Monmouth
Community Bancorp                        551,250               $14.53              $8,009,663              $737

Options to purchase
Common Stock, $0.01 par value, of
Monmouth Community Bancorp               551,250                ---                    ---                 ---
TOTAL REGISTRATION FEE                                                                                     $737


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Monmouth Community Bancorp Stock Option Plan (the "Plan") to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.
(2) Estimated in accordance with Rule 457(h) under the Securities Act , solely for purposes of calculating the registration fee and based upon the average of the bid and asked price as of October 29, 2002.



                                EXPLANATORY NOTE

     This registration statement contains two parts. The first part contains "Information Required in the Section 10(a) Prospectus," prepared in accordance with the requirements of Part I of Form S-8, which covers options granted by Monmouth Community Bancorp (the "Company" or "Registrant") to certain employees of the Company under the Plan, as well as shares of common stock, par value $0.01 per share, of the Registrant which may be issued upon exercise of the options granted. The second part contains "Information Required in the Registration Statement" prepared in accordance with Part II of Form S-8. Such information, along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PROSPECTUS




                        551,250 SHARES OF COMMON STOCK OF




                           MONMOUTH COMMUNITY BANCORP




                                OCTOBER 31, 2002

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.

         (a)      General Plan Information.

         (1) Monmouth Community Bancorp (the "Company" or "Registrant") is hereby registering 551,250 shares of its common stock, par value $0.01 per share ("Common Stock"), as well as options to purchase these shares of Common Stock, which options are available for grant to our employees and directors under the Monmouth Community Bancorp Stock Option Plan (the "Plan").

         (2) The purposes of the Plan are to enhance the Company's ability to attract and retain key employees and directors, to reward employees and directors for their contributions to the Company, and to encourage our employees and directors to take into account the Company's long-term interests, through awards of options to purchase shares of our Common Stock. The Plan became effective on August 1, 2000, and will terminate on July 31, 2010, unless earlier terminated by the Company's Board of Directors (the "Board of Directors" or "Board"). The Board may amend, suspend or terminate the Plan, except that no action may, without the consent of a participant, alter or impair any award previously granted to the participant under the Plan.

         (3) The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

         (4) The Plan may be administered by the Board of Directors or a committee of the Board, as may be determined by the Board in its discretion (the "Administrator"). The Administrator has exclusive power to interpret the Plan and to make all of the determinations necessary for the management of the Plan. The Administrator determines the recipients of Plan awards, the times at which awards will be made, the size and types of awards to be made, and the terms, conditions, limitations and restrictions applicable to the awards granted. The Administrator has the authority to make amendments to any terms and conditions applicable to outstanding awards consistent with the Plan; provided that, except for adjustments for stock dividends, spin-offs, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like, no such action will modify an award in a manner adverse to a participant without the participant's consent, unless such modification is provided for or contemplated in the terms of the award.

     Plan participants may obtain additional information about the Plan and the Administrator by contacting the Chief Executive Officer of Monmouth Community Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740, at (732) 571-1300.

         (b)      Securities to be Offered.

         (1) The aggregate number of shares of Common Stock reserved for issuance pursuant to awards granted under the Plan was five hundred thousand (500,000), which amount has increased to five hundred fifty-one thousand, two hundred and fifty (551,250) shares by virtue of stock dividends declared since the Plan was adopted by the Company's shareholders. The number of shares available for issuance under the Plan remains subject to further adjustment for dividends, spin-offs, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like.

         (2) Not applicable.

     (c) Employees Who May Participate In the Plan.

         Employees and directors of the Company and its subsidiaries are eligible to participate in the Plan. The Plan's Administrator is responsible for identifying recipients of awards under the Plan.

     (d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.

         (1) Options to be granted as awards under the Plan entitle the participant to purchase a specified number of shares of Common Stock at a specified exercise price. ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options may be granted under the Plan; provided, however, that ISOs may be granted only to employees and not to directors. The exercise price of each option shall be equal to the "Fair Market Value" (as defined below) of the Common Stock on the date the award is granted to the participant; provided, however, that: (i) in the Administrator's discretion, the exercise price of a nonqualified option may be less than the Fair Market Value of the Common Stock on the date of grant; and
(ii) with respect to a participant who owns ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price of an ISO granted to such participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted.

     The Fair Market Value of one share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (A) If the Common Stock is at the time listed on any stock exchange or similar institution, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or similar institution determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange or similar institution. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (B) If the Common Stock is not at the time listed on any stock exchange or similar institution, but is traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ OTC Bulletin Board or any successor system. If there is no closing selling price of the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (C) If the Common Stock is at the time publicly traded, but is not listed on any stock exchange or similar institution or traded on the NASDAQ OTC Bulletin Board, then the Fair Market Value of the Common Stock shall be the closing price of the Common Stock as of the day in question (or, if such day is not a trading day in the principal securities market or markets for the Common Stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of the Common Stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of Common Stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in the Common Stock.

     The term of each option granted to a participant pursuant to an award shall be determined by the Administrator; provided, however, that in no case shall an option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten-percent (10%) shareholder as described above) from the date of the award. Except as otherwise provided by the Plan, options granted pursuant to an award will become exercisable at such time or times, and subject to such conditions, as the Administrator may specify at the time of the award. The options may be subject to such restrictions, conditions and forfeiture provisions as the Administrator may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual and Company performance. To the extent exercisable, an option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a participant during any calendar year shall not exceed $100,000.

     No fractional shares of Common Stock will be delivered pursuant to awards granted under the Plan and the Administrator shall determine the manner in which fractional share value will be treated. If any award is cancelled or terminates without having been exercised in full, the number of shares of Common Stock as to which such award was not exercised will be available for future awards of Common Stock under the Plan.

         (2) Full payment for shares of Common Stock being purchased by a participant upon the exercise of an option will be made at the time of the exercise of the option, in whole or in part. Payment of the purchase price will be made in cash or in such other form of consideration as the Administrator may permit.

         (3) Not applicable.

         (4) Not applicable.

         (5) Not applicable.

         (6) The shares of Common Stock delivered under the Plan upon exercise of options will be authorized but unissued shares of Common Stock. They will be purchased directly from the Company.

         (e) Resale Restrictions.

         Restrictions on resales of securities purchased pursuant to the exercise of options may apply to certain participants who are deemed to be "insiders" of the Registrant for purposes of federal securities laws. Those restrictions may impose limitations on the amount of shares which may be resold within a given time period. In addition, we will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until
(i) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by our counsel.

         (f) Tax Effects of Plan Participation.

         Based on current federal tax law, a participant who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the participant to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the ISO and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the Fair Market Value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain recognized on such premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant.

         A participant who is granted a nonqualified option will not recognize any taxable income at the time of the grant. However, upon the exercise of a nonqualified option, the participant will recognize taxable income generally measured as the excess of the then Fair Market Value of the shares purchased over the purchase price. The Company will be entitled to a tax deduction for any taxable income recognized in connection with a nonqualified option exercised by a participant who is also an employee of the Company in the same amount as the ordinary income recognized by the participant. Upon disposition of such shares by the participant, any difference between the sales price and the participant's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         The Company will have the right to deduct from any compensatory payment due the participant all taxes that are required to be withheld and to condition the obligation to deliver shares of Common Stock under the Plan upon the participant's payment to the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes. The Code limits the Company's deduction for compensation paid to or accrued for the Company's Chief Executive Officer and certain other officers to $1,000,000 per annum for each officer. Certain types of compensation which qualify as performance-based compensation are not subject to the $1,000,000 limit on deductibility. Any awards granted for no consideration, or granted for consideration which has a value which is less than the Fair Market Value of the shares of Common Stock pursuant to such awards on the date of grant, will not qualify as performance-based compensation, and, therefore, will not be exempt from the $1,000,000 deduction limit.

         The Plan is not a qualified plan under Section 401(a) of the Code.

         (g) Investment of Funds.

         Not applicable.

         (h) Withdrawal from the Plan; Assignment of Interest.

         Participants in the Plan do not withdraw from the Plan except to the extent that they are no longer eligible to participate, as discussed below. No award may be assigned, pledged or transferred, other than by will or the laws of descent and distribution, and an award will be exercisable only by the participant, or in the event of the death or Disability (as defined below) of a participant, by the participant's legal representative. If an option is exercised by a participant's legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until we are satisfied as to the authority of such representative.

         (i) Forfeitures and Penalties.

         Upon a participant's termination of service with the Company, any outstanding option shall be subject to the terms and conditions set forth below, unless otherwise determined by the Administrator in its sole discretion:

               (1) In the event a participant's employment with the Company terminates for any reason, including retirement, the unvested portion of each option granted to the participant shall terminate without any consideration upon the date of such termination of employment. With the exception set forth in subsection (4) below, the vested portion of each Option granted to the participant shall terminate thirty (30) days after the date the participant's employment is terminated, to the extent not exercised during that thirty (30) day period.

               (2) In the event a participant's employment with or service to the Company terminates by reason of the participant's death or Disability, such participant, or his or her personal representative, may exercise all vested options until the earlier to occur of (A) the expiration of the period thirty (30) days after the date of such death or Disability or (B) the date on which such option would lapse; provided, further, that the Administrator may extend the termination date of the option for up to ninety (90) days from the date it would otherwise terminate. In addition, as of the date of death or Disability, any remaining unvested options or part thereof, shall be forfeited to the Company without any consideration. For purposes of the Plan, a participant shall suffer a "Disability" if
          (A) he or she is unable to perform the functions, duties and responsibilities which he or she had been performing for the Company for a period of six (6) consecutive months due to physical or mental reasons, (B) it is determined by a licensed physician acceptable to the Company that it is likely such inability will continue after the conclusion of the six (6) month period, and (C) as a result of such physical or mental ailment, the participant's employment with the Company shall cease.

               (3) In the event a participant who is not an employee ceases to serve as a director of the Company for any reason, the unvested portion of each option granted to the participant shall terminate without any consideration upon the date of such cessation. With the exception set forth in subsection (4) below, the vested portion of each option granted to the participant shall terminate thirty (30) days after the date the participant's service on the Board ceases, to the extent not exercised during that thirty (30) day period.

               (4) In the event a participant's employment with or service to the Company terminates for Misconduct (as defined below), the vested and unvested portion of each option granted to the participant shall terminate without any consideration upon the date of such termination. For purposes of the Plan, "Misconduct" by a participant shall mean the commission of any act of fraud, embezzlement or dishonesty by the participant, any unauthorized use or disclosure by the participant of confidential information or trade secrets of the Company (or any parent, subsidiary or affiliate thereof), or any other intentional misconduct by the participant adversely affecting the business affairs of the Company (or any parent, subsidiary or affiliate thereof) in a material manner. The foregoing definition shall not be deemed to be inclusive of all of the acts or omissions which the Company (or any parent, subsidiary or affiliate thereof) may consider as grounds for the dismissal or discharge of a participant or any other individual in the service of the Company (or any parent, subsidiary or affiliate thereof).

         (j) Charges and Deductions and Liens Therefor.

              Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information.

         We "incorporate by reference" information that we file with the Securities and Exchange Commission (the "Commission"), which means that we can disclose important information to you by referring you to documents filed with the Commission that contain such information. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 0-27428.
         We have previously filed the following documents with the Commission and incorporated them by reference into this prospectus:

         (a) the Company's Prospectus dated July 23, 2002, filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) the Company's First Supplement to Prospectus dated October 15, 2002, filed pursuant to Rule 424(b) of the Exchange Act;

         (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

         (d) the Company's Current Report on Form 8-K dated September 30, 2002; and

         (e) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since July 23, 2002.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

         We will provide without charge to each person, including any Plan participant, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information) in Item 3 of Part II of the Company's registration statement on Form S-8 and in this prospectus. Request for such copies should be directed to us at the following mailing address: 627 Second Avenue, Long Branch, New Jersey 07740, Attention: Chief Executive Officer, telephone number: (732) 571-1300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The  following  documents  filed by  Monmouth  Community  Bancorp  (the
"Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement as of their respective dates:

         (a) the Company's Prospectus dated July 23, 2002, filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) the Company's First supplement to Prospectus dated October 15, 2002, filed pursuant to Rule 424(b) of the Exchange Act;

         (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

         (d) the Company's Current Report on Form 8-K dated September 30, 2002; and

         (e) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since July 23, 2002.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

         The Company is authorized to issue 100,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the Common Stock does not have cumulative voting rights, it is possible that holders of more than 50% of the outstanding shares could elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption, and holders of shares of Common Stock have no preemptive rights. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to receive, on a pro rata basis, any assets distributable to shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have priority rights upon liquidation.

         Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors of the Company, subject to the restrictions imposed by the Bank Holding Company Act of 1956. The Bank Holding Company Act of 1956 restricts dividend payments except if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 14A:2-7 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. The Company has limited in its Certificate of Incorporation the personal liability of its directors and officers to the Company and its shareholders to the extent permitted by Section 14A:2-7 of the New Jersey Business Corporation Act. The Company's Certificate of Incorporation specifically provides that a director or officer of the Company shall have no personal liability to the Company or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to the Company and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

         Section 14A:3-5 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses, provided that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Company's By-laws expressly authorize us to provide this indemnification to our directors and officers.

         The Company's By-laws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify the person against such liability under the By-laws. In that connection, the Company maintains a liability insurance policy providing coverage for the directors and officers of the Company and its subsidiary, Monmouth Community Bank, in an amount up to an aggregate limit of $5,000,000 for any single occurrence.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

       Exhibit Number                    Description
       --------------                    -----------

           4.         Monmouth Community Bancorp Stock Option Plan.

           5. Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.

          23.01       Consent of KPMG LLP.

          23.02 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).

          24. Powers of Attorney of officers and directors of Monmouth Community Bancorp (included in the signature pages to this registration statement).

Item 9. Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, State of New Jersey, on the 31st day of October, 2002.


                                      MONMOUTH COMMUNITY BANCORP
                                      (Registrant)



                                      By:  /s/ James S. Vaccaro
                                          ------------------------------------
                                          James S. Vaccaro
                                          Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Vaccaro and Anthony Giordano, III and each of them, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                                 Title                                  Date
        ----------                                 -----                                  ----

      /s/ James S. Vaccaro         Chairman of the Board of Directors and           October 31, 2002
----------------------------        Chief Executive Officer (Principal
        James S. Vaccaro                    Executive Officer)



  /s/ Anthony Giordano, III       Senior Vice President (Principal Financial        October 31, 2002
----------------------------                  and Accounting Officer)
  Anthony Giordano, III

  /s/ Richard O. Lindsey                    President and Director                  October 31, 2002
----------------------------
    Richard O. Lindsey

  /s/ John A. Brockriede                          Director                          October 31, 2002
----------------------------
    John A. Brockriede


        Signatures                                 Title                                  Date
        ----------                                 -----                                  ----

    /s/ James G. Aaron                            Director                          October 31, 2002
----------------------------
      James G. Aaron

    /s/ Mark R. Aikins                            Director                          October 31, 2002
----------------------------
      Mark R. Aikins

/s/ Nicholas A. Alexander                         Director                          October 31, 2002
----------------------------
  Nicholas A. Alexander

     /s/ Solomon Dwek                             Director                          October 31, 2002
----------------------------
       Solomon Dwek

    /s/ John F. McCann                            Director                          October 31, 2002
----------------------------
      John F. McCann

/s/ Harold M. Miller, Jr.                         Director                          October 31, 2002
----------------------------
  Harold M. Miller, Jr.

   /s/ Carmen M. Penta                            Director                          October 31, 2002
----------------------------
     Carmen M. Penta

    /s/ Mark G. Solow                             Director                          October 31, 2002
----------------------------
      Mark G. Solow


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933







                           MONMOUTH COMMUNITY BANCORP
                          (Exact name of registrant as
                            specified in its charter)



--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


 Exhibit Number                            Description
 --------------                            -----------

     4.                Monmouth Community Bancorp Stock Option Plan.

     5. Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.

    23.01              Consent of KPMG LLP.

    23.02 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).

    24. Powers of Attorney of officers and directors of Monmouth Community Bancorp (included in the signature pages to the registration statement).